UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street

Evansville, Indiana 47708

(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2013, Old National Bancorp (“ONB”), an Indiana corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tower Financial Corporation (“TFC”), an Indiana corporation, pursuant to which TFC will merge with and into ONB, whereupon the separate corporate existence of TFC will cease and ONB will survive (the “Merger”). Simultaneous with the Merger, Tower Bank & Trust Company, an Indiana chartered commercial bank and wholly-owned subsidiary of TFC, will be merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank.

The Merger Agreement has been approved by the board of directors of each of ONB and TFC. Subject to the approval of TFC’s common shareholders of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the first quarter of 2014.

A majority of the members of the board of directors of TFC have entered into a voting agreement pursuant to which they have agreed to vote their shares of TFC common stock in favor of the Merger. A copy of the voting agreement is filed hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the Merger, each TFC shareholder will receive $6.75 in cash (the “Cash Consideration”) and 1.20 shares of ONB common stock (the “Exchange Ratio” and, together with the Cash Consideration, the “Merger Consideration”) for each share of TFC common stock owned by them. While the Cash Consideration will remain a fixed amount, the Exchange Ratio is subject to adjustment as set forth in the Merger Agreement and discussed below. Upon completion of the Merger, unvested TFC stock options will become fully vested and all TFC stock options will convert into options to purchase ONB common stock, subject to adjustment as set forth in the Merger Agreement. Based on ONB’s September 5, 2013 closing price of $13.52 per share, the total Merger Consideration is estimated to be $107.7 million.

At the effective time of the Merger, the Exchange Ratio may be adjusted in the manner prescribed in the Merger Agreement based on the following: (i) if the amount of the TFC Consolidated Shareholders’ Equity (as defined in the Merger Agreement) is less than $61,117,844 as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made; (ii) if there is a change in the number of shares of ONB common stock issued and outstanding prior to the effective time of the Merger by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding ONB common stock; and (iii) at ONB’s option, in the manner prescribed in the Merger Agreement, following notice of termination from TFC resulting from a specified decrease in ONB’s market value.

The Merger Agreement contains representations, warranties and covenants of ONB and TFC including, among others, covenants that require (i) TFC to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) TFC not to engage in certain kinds of transactions during such period (without the prior written consent of ONB). Subject to certain terms and conditions, the board of directors of TFC will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of the Merger Agreement from TFC’s shareholders. TFC has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both ONB and TFC, and further provides that upon termination of the Merger Agreement under certain circumstances, TFC will be obligated to pay ONB a termination fee of $4.5 million.

As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of TFC, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement to be filed by ONB with the Securities and Exchange Commission (the “SEC”) with respect to the ONB common stock to be issued in the Merger, (v) TFC Delinquent Loans (as defined in the Merger Agreement) shall not exceed $24.0 million as of the tenth day prior to the effective time of the Merger, and (vi) the TFC Consolidated Shareholders’ Equity as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made, shall not be less than $57,117,844. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning ONB and TFC that each company publicly files in reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction F to Form 8-K, a press release issued jointly by ONB and TFC is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information for Shareholders

In connection with the proposed merger, ONB will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of TFC and a Prospectus of ONB, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about ONB and TFC, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ONB at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from TFC by accessing TFC’s website at www.towerbank.net under the tab “Investor Relations” and then under the heading “SEC Filings.”

ONB and TFC and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TFC in connection with the proposed merger. Information about the directors and executive officers of ONB is set forth in the proxy statement for ONB’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 15, 2013. Information about the directors and executive officers of TFC is set forth in the proxy statement for TFC’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of ONB’s and TFC’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and TFC’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and TFC to execute their respective business plans (including the proposed acquisition of TFC) and satisfy the items addressed in ONB’s Consent Order with the Office of the Comptroller of the Currency; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either ONB’s or TFC’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Report and other factors identified in ONB’s and TFC’s Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this Report, and neither ONB nor TFC undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Report.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated September 9, 2013, by and between Old National Bancorp and Tower Financial Corporation

10.1	Voting Agreement dated September 9, 2013

99.1	Joint Press Release issued by Old National Bancorp and Tower Financial Corporation dated September 10, 2013

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OLD NATIONAL BANCORP (Registrant)

Date: September 10, 2013	By:	/s/ Christopher A. Wolking
Christopher A. Wolking Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 9, 2013, by and between Old National Bancorp and Tower Financial Corporation

10.1	Voting Agreement dated September 9, 2013

99.1	Joint Press Release issued by Old National Bancorp and Tower Financial Corporation dated September 10, 2013